UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K/A
                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) 01/20/2005

                      Platina Energy Group Inc.
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        (Exact name of registrant as specified in its charter)

           Delaware                   000-28335             84-1080043
- ----------------------------      ----------------   -------------------
(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)        Identification No.)


  4255 South Bannock St., Englewood CO. 80110
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               (Address of principal executive offices)


                          (307) 637-3900
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                 (Registrant's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	[ ] Written communications pursuant to Rule 425 under the Securities
	    Act (17 CFR 230.425)

	[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
	    Act (17 CFR 240.14a-12)

	[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under
	    the Exchange Act   (17 CFR 240.14d-2(b))

	[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a
	    Related Audit Report or Completed Interim Review

The Company has determined that its financial statements included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2004 and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30th, 2004 should no longer be relied upon for the reasons described below.

On December 8th, 2004, our Board of Directors was informed by our Audit Committee, that our accountant was not a registered certified public accountant as required by Sarbanes Oxley Act 2002 for the auditing of public companies. The Audit Committee therefore unanimously agreed to replace Carl S. Sanko CPA as the Company's Independent Public Accounting Firm effective immediately. The Board of Directors immediately engaged Jonathan P. Reuben CPA, as our independent certifying accountant for the preparation of an ammended 10-k for the year ended March 31st, 2004, and for future auditing purposes, effective December 8th, 2004. The Company filed an 8-K reflecting the change in Registrant's Certifying Accountant on December 16th, 2004 followed by an amended 8-k filed February 1st, 2005.

As a result of the new audit, the Company has elected to restate its audited financial statements for the fiscal year ended March 31, 2004 to re-classify the $25,000.00 it received in 2004 on the sale of its securities which was originally classified as debt. The re-statement also included the credit to operations and the reduction in liabilities for a debt due a former officer on which he became barred by statute to collect prior to 2004. The reclassification of activity is reflected in the 10-KSB/A for the year ended March 31, 2004 filed on January 20th, 2005 and the 10-QSB/A for the Quarterly period ended June 30, 2004, filed June 2, 2005. Therefore, any previous filings for the aforementioned reports should not be relied upon.



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Platina Energy Group Inc.

Date:	July 28, 2005			/ s/  Blair Merriam
					Blair Merriam, Chief Executive Officer